UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933, AS AMENDED

TRANSGLOBE ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

British Columbia	N/A
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

330 – 5th Avenue S.W., Suite 2900
Calgary, Alberta
Canada T2P 0L4
(403) 264-9888
(Address of Principal Executive Offices)

TRANSGLOBE ENERGY CORPORATION STOCK OPTION PLAN
(Full Title of Plan)

John L. Mericle
Harris, Mericle, & Wakayama, P.L.L.C.
Suite 3210
999 Third Avenue
Seattle, Washington 98104
(206) 621-1818
(Name, Address and Telephone Number of Agent for Service of Process)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered*	Proposed Maximum Offering Price Per Share**	Proposed Maximum Aggregate Offering Price**	Amount of Fee
Common Stock, no par value	7,103,580 Common Shares ***	$0.70	$4,972,506	$402.28

*	Pursuant to Rule 416(a), this Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

**
Pursuant to Rule 457(h), the maximum offering price has been calculated, solely for the purpose of determining the registration fee, in accordance with Rule 457(c) based upon the average of the high and low sales prices of the Common Shares, as quoted on the NASD Over-the-Counter Electronic Bulletin Board, on August 13, 2003.

***	Registering 7,103,580 shares for the TransGlobe Energy Corporation 2003 Stock Option Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Section 10(a) prospectus, to be delivered to participants under the plan to which this registration statement relates, is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    INCORPORATION OF DOCUMENTS BY REFERENCE

The documents listed below are incorporated by reference in this registration statement.

     (a) The Registrant’s Annual Report on Form 20-F for the Registrant’s fiscal year ended December 31, 2002.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the Registrant’s document referred to in (a) above.

     (c) The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 20-F (Registration Number 0-11378) filed with the Securities and Exchange Commission and all amendments and reports for the purpose of updating such description. (Please Note: The Registrant returned to its previous status as a “foreign private issuer”, as defined in Rule 3b-4(c), effective as of the beginning of its fiscal year on October 1, 1997).

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that securities offered have been sold or which de-registers all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.    DESCRIPTION OF SECURITIES

Not Applicable.

Item 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

Item 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under the Company Act (British Columbia) and the Registrant’s articles, the Registrant may, with the approval of the British Columbia Supreme Court, indemnify a present or former director or officer of the Registrant and indemnify a present or former director or officer of the Registrant and indemnify an officer, employee or agent who acts or acted at the Registrant’s request as a director or officer of another corporation of which the Registrant is or was a stockholder and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of his or her position as a director or officer of the Registrant or the corporation of which the Registrant is or was a stockholder if:

(a)	he or she acted honestly and in good faith with a view to the best interests of the Registrant or the corporation of which he or she is or was a stockholder; and
(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

     A person is entitled to indemnity from the Registrant upon obtaining an order from the British Columbia Supreme Court approving such an indemnity. The Registrant may, with the approval of a court, also indemnify a person in a derivative action to which that person is made a party by reason of being or having been a director or officer of the Registrant, if he or she fulfills the conditions set out in (a) and (b) above.

The Company also maintains directors’ and officers’ insurance for such persons.

Item 7.    EXEMPTION FROM REGISTRATION CLAIMED

None.

Item 8.    EXHIBITS

Exhibit Number	Exhibit

5.1	Opinion of Counsel as to the validity of the securities being registered.
10.1	TransGlobe Energy Corp. 2003 Stock Option Plan.
23.1	Consent of Deloitte & Touche
23.2	Consent of Counsel (contained in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)

Item 9.    UNDERTAKINGS

(a)	The undersigned Registrant hereby undertakes:
	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:
		(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)
That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta , on this 13th day of August, 2003.

TRANSGLOBE ENERGY CORPORATION

By: /s/“Ross Clarkson”

Ross G. Clarkson, President and Chief Executive Officer

POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Ross G. Clarkson and David Ferguson, or any of them, his attorney-in-fact, with the power of substitution, for them in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/“Ross Clarkson”	President, Chief Executive Officer	August 13, 2003
Ross G. Clarkson

/s/“David Ferguson”	Chief Financial Officer	August 13, 2003
David Ferguson

/s/“Geoffrey Chase”	Director	August 13, 2003
Geoffrey C. Chase

/s/“Erwin Noyes”	Director	August 13, 2003
Erwin L. Noyes

/s/“Robert Halpin”	Director	August 13, 2003
Robert Halpin

/s/“Lloyd Herrick”	Director	August 13, 2003
Lloyd Herrick

Exhibit Index

Exhibit Number	Exhibit

5.1	Opinion of Counsel as to the validity of the securities being registered.
10.1	TransGlobe Energy Corp. 2003 Stock Option Plan.
23.1	Consent of Deloitte & Touche
23.2	Consent of Counsel (contained in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)